UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2019 (July 19, 2019)

CRANE CO.

(Exact name of registrant as specified in its charter)

Delaware	1-1657	13-1952290
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT		06902
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 203-363-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	CR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events.

As previously disclosed, on June 17, 2019, CR Acquisition Company (the “Purchaser”), a wholly owned subsidiary of Crane Co. (the “Company”), commenced a tender offer to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of CIRCOR International, Inc. (“CIRCOR”) for $45.00 per Share, net to the seller in cash, without interest and less any required withholding taxes (together with any amendments or supplements thereto, the “Tender Offer”). Also as previously disclosed, on July 8, 2019, the Purchaser amended the Tender Offer to, among other things, increase the price to be paid for the Shares to $48.00 per Share, net to the seller in cash, without interest and less any required withholding taxes. The terms and conditions of the Tender Offer were set forth in the Schedule TO filed by the Company and the Purchaser with the Securities and Exchange Commission (the “SEC”) on June 17, 2019, as subsequently amended on June 24, 2019, July 2, 2019, July 8, 2019, July 15, 2019 and July 22, 2019.

On July 22, 2019, the Company issued a press release announcing that the Tender Offer has expired. The Tender Offer expired at 12:00 midnight, New York City time, on Friday, July 19, 2019 (which was the end of the day on July 19, 2019). Computershare Trust Company, N.A., the depositary for the Tender Offer (the “Depositary”), has advised the Company that as of the expiration of the Tender Offer, a total of 13,027,781 Shares were validly tendered into and not validly withdrawn from the Tender Offer (including 393,225 Shares tendered by notice of guaranteed delivery but not yet delivered), representing, together with the Shares owned by the Company and its subsidiaries, approximately 66.77% of CIRCOR’s outstanding Shares. At the expiration of the Tender Offer, certain conditions to the Tender Offer were not satisfied and the Company and the Purchaser did not waive these conditions. No Shares were purchased by the Purchaser in the Tender Offer, and the Company has instructed the Depositary to promptly return all Shares previously tendered and not withdrawn. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the expiration of the Tender Offer, the commitment letter that the Company entered into with Wells Fargo Bank, National Association (“Wells Fargo Bank”), pursuant to which Wells Fargo Bank committed to provide a 364-day term loan credit facility to the Company in an aggregate amount of up to $1.50 billion to finance the Tender Offer, was terminated in accordance with its terms.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 22, 2019, issued by Crane Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Date: July 22, 2019	By:	/s/ Anthony M. D’Iorio
		Name:	Anthony M. D’Iorio
		Title:	Vice President, General Counsel and Secretary

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